UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                        Exchange Act of 1934, as amended

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))
[   ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[ X ] Soliciting Material Pursuant to Rule 14a-12


                               BOCA RESORTS, INC.

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                (Name of Registrant as Specified in Its Charter)


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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1. Title of each class of securities to which transaction applies:

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    2. Aggregate number of securities to which transaction applies:

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    3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    4. Proposed maximum aggregate value of transaction:

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    5. Total fee paid:

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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1. Amount Previously Paid:

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    2. Form Schedule or Registration Statement No.:

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    3. Filing Party:

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    4. Date Filed:

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THIS FILING CONSISTS OF A LETTER MAILED BY THE COMPANY TO ITS STOCKHOLDERS
NOTIFYING STOCKHOLDERS OF THE POSTPONEMENT OF THE COMPANY'S ANNUAL MEETING AND ATTACHING THE PRESS RELEASE ANNOUNCING THE PROPOSED MERGER.



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                               BOCA RESORTS, INC.
                              501 East Camino Real
                            Boca Raton, Florida 33432

                                                              October 25, 2004




Dear Stockholder:

         Boca Resorts, Inc. has entered into an Agreement and Plan of Merger, dated as of October 20, 2004, whereby Boca Resorts, Inc. will be merged with an affiliate of The Blackstone Group and all the stockholders of Boca Resorts, Inc. will receive $24 cash for each share of Boca Resorts, Inc. common stock that they own.

         As the attached Press Release announcing the proposed merger reflects, the merger is conditioned on, among other things, the approval of the merger agreement by Boca Resorts, Inc.'s stockholders at a special meeting that is expected to be held in late 2004 or early 2005.

         As you may know, Boca Resorts, Inc. has already distributed a Notice of Annual Meeting and Proxy Statement for its 2004 Annual Meeting of Stockholders scheduled to be held on November 4, 2004. The only matters on the agenda for this Annual Meeting are the election of directors and the ratification of the appointment of Boca Resorts, Inc.'s independent public accountants. In light of the Agreement and Plan of Merger with the affiliate of Blackstone, we have decided to postpone the Annual Meeting pending the outcome of the vote on the proposed merger to be held at Special Meeting. If the merger is consummated, the Annual Meeting will not be necessary and will therefore not be held. You will receive a Notice of Special Meeting later this year or in early 2005 once the meeting date has been set.

         Thank you for your support as a stockholder and we look forward to seeing you at the Special Meeting.

                                   Sincerely,


                                      /s/ H. Wayne Huizenga
                                   ---------------------------------------
                                   H. Wayne Huizenga
                                   Chairman of the Board & Chief Executive
                                     Officer


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For Immediate Release              Contact:  For Boca Resorts, Inc.
                                             Ron Castell:  954-627-5016 or
                                                           954-648-4880
                                             Mary Jo Finocchiaro:  561-447-5302

                                             For The Blackstone Group

                                             John Ford
                                             VP Corporate Communications
                                             212-583-5559

               THE BLACKSTONE GROUP TO ACQUIRE BOCA RESORTS, INC.

         BOCA RATON, Fla., Oct. 20 /PRNewswire-FirstCall/ -- Boca Resorts, Inc. (NYSE: RST), an owner and operator of luxury resorts in Florida, announced today that it had signed a definitive merger agreement to be acquired by an affiliate of The Blackstone Group for $24.00 per share. The price represents a premium of 28% over yesterday's closing price of $18.76. The total value of the transaction, including debt, is approximately $1.25 billion.

         The Board of Directors of Boca Resorts, Inc. has approved the merger agreement and recommended that its shareholders approve the Agreement. Shareholders will be asked to vote on the proposed transaction at a Special Meeting that will be held on a date to be announced. The Company's Chairman and Chief Executive Officer, H. Wayne Huizenga, who holds approximately 98% of the Company's vote, has agreed to vote his shares in favor of the transaction, consistent with the recommendation of the Board of Directors. The transaction is subject to shareholder approval and other customary conditions and is expected to be completed in late 2004 or early 2005. The Annual Meeting of the Company's shareholders, scheduled for November 4, 2004, has been postponed pending the outcome of the shareholder vote to be held at the Special Meeting.

         In commenting on the transaction, Mr. Huizenga noted, "During the past 8 years we have been fortunate to successfully operate a group of the most distinctive hotel and resort properties in the United States. Our experienced senior management and seasoned staff have been responsible for growing our business while enhancing the reputation of Boca Resorts, Inc. as the owner of one of the most guest-oriented collection of properties in the lodging and hospitality industry." Mr. Huizenga added, "South Florida is one of the most important markets in this industry and to thousands of vacationers, business travelers and meeting planners, our properties personify the South Florida Experience."

         Jonathan D. Gray, Senior Managing Director at The Blackstone Group said, "We are excited to be part of this world-class collection of resorts which brings with it tremendous employees and loyal club members. We look forward to continuing the Company's tradition of re-investing in its properties, as we did during our previous ownership of the Savoy Hotel Group in London."


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         Stephen A. Schwarzman, President and CEO of Blackstone, added: "Our long history and expertise in managing prestige hotels around the world will be invaluable in working with management to enhance the value for everyone involved in this quality group of hotels and resorts."

         Deutsche Bank Securities, Inc. and Allen & Company LLC acted as financial advisors to Boca Resorts, Inc. in the transaction and Bear Stearns, Citigroup and Merrill Lynch advised The Blackstone Group. Acquisition financing is being provided by Bank of America, Bear Stearns and Merrill Lynch.

About Boca Resorts, Inc.

         Boca Resorts, Inc. is the owner and operator of five distinctive destination resorts located in Florida with hotels, conference facilities, golf courses, spas, marinas and private clubs. The Company's resorts include the Boca Raton Resort & Club (Boca Raton), the Registry Resort at Pelican Bay (Naples), the Edgewater Beach Hotel (Naples), the Hyatt Regency Pier 66 Hotel and Marina (Fort Lauderdale) and the Radisson Bahia Mar Resort and Yachting Center (Fort Lauderdale). The Company also owns and operates two golf clubs located in Florida (Grande Oaks Golf Club in Fort Lauderdale and Naples Grande Golf Club in Naples) that serve as additional amenities to its resorts, as well as components of its exclusive social club, known as the Premier Club. In addition, the Company owns and operates two golf courses in Boca Raton that are part of the Boca Raton Resort & Club. Boca Resorts, Inc. can be accessed on the Internet at http://www.bocaresortsinc.com.

About The Blackstone Group

         The Blackstone Group, a private investment firm with offices in New York, Boston, Atlanta, London and Hamburg, was founded in 1985. Blackstone's Real Estate Group has raised five funds, representing over $6 billion in total equity, and has a long track record of investing in hotels and other commercial properties. In addition to Real Estate, The Blackstone Group's core businesses include Private Equity, Corporate Debt Investing, Marketable Alternative Asset Management, Mergers and Acquisitions Advisory and Restructuring and Reorganization Advisory. The Blackstone Group can be accessed on the Internet at http://www.Blackstone.com.

Cautionary Statement Concerning Forward-Looking Information

         Certain statements and information included in this release constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements. Additional discussion of factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations is contained in the Company's SEC filings.

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About the Merger


         In connection with the proposed merger, the Company will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the Securities and Exchange Commission's web site at www.sec.gov. The proxy statement and such other documents may also be obtained for free from the Company by directing such request to the Company,
Attention: Mary Jo Finocchiaro, Vice President and Controller, Boca Resorts, Inc. 501 East Camino Real, Boca Raton, FL 33432 Telephone: 561-447-5302.

         The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning the interests of Company's participants in the solicitation is set forth in the Company's proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger when it becomes available.